Exhibit 99(a)

                        Section 906 Certification
                                  of
                          Robert V. Tarantino

     I certify that the Annual Report of Dataram Corporation fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fully presents, in all material respects, the financial condition and results of operations of Dataram Corporation.



July 23, 2003                      ROBERT V. TARANTINO
                                   ___________________________________
                                   Robert V. Tarantino, President and
                                   Chief Executive Officer